Exhibit 5.1

Jumei International Holding Limited

20th Floor, Tower B, Zhonghui Plaza

11 Dongzhimen South Road, Dongcheng District

Beijing 100007

The People’s Republic of China

16 May 2014

Dear Sirs

Jumei International Holding Limited

We have acted as Cayman Islands legal advisers to Jumei International Holding Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, on 11 April 2014, and the related registration statement filed pursuant to Rule 462(b) of the U.S. Securities Act of 1933, as amended, (the “Rule 462(b) Registration Statement”), relating to the offering (the “Offering”) by the Company of certain American Depositary Shares (the “ADSs”) each representing one Class A ordinary share of par value $0.00025 each in the Company (the “Share” and together, the “Shares”).

We are furnishing this opinion letter as Exhibit 5.1 to the Rule 462(b) Registration Statement.

1	Documents Reviewed

For the purposes of this opinion letter, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation of the Company dated 11 August 2010.

1.2	The amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 18 November 2011 (the “Pre-IPO M&A”).

1.3	The second amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 11 April 2014 and effective immediately upon the completion of the Company’s initial public offering of its ADSs representing Class A Ordinary Shares (the “IPO M&A”).

1.4	The written resolutions of the board of directors of the Company dated 11 April 2014 (the “Directors’ Resolutions”);

1.5	The written resolutions of the shareholders of the Company dated 11 April 2014 (the “Shareholders’ Resolutions”).

1.6	A certificate from a Director of the Company addressed to this firm dated 16 May 2014 (the “Director’s Certificate”).

1.7	A certificate of good standing dated 7 May 2014, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.8	The Registration Statement and the Rule 462(b) Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	The genuineness of all signatures and seals.

2.3	There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions set out below.

3	Opinion

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	Immediately upon the completion of the Company’s initial public offering of its ADSs representing its Class A Ordinary Shares, the authorised share capital of the Company will be US$250,000 divided into 1,000,000,000 shares comprising of (i) 840,000,000 Class A Ordinary Shares of a par value of US$0.00025 each, (ii) 60,000,000 Class B Ordinary Shares of a par value of US$0.00025 each and (iii) 100,000,000 shares of a par value of US$0.00025 each of such class or classes (however designated) as the board of directors may determine in accordance with Article 8 of the IPO M&A.

3.3	The allotment and issuance of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Rule 462(b) Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

3.4	The statements under the caption “Taxation” in the prospectus forming part of the Rule 462(b) Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4	Qualifications

In this opinion the phrase “non-assessable” means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions the subject of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Rule 462(b) Registration Statement and to the reference to our name under the headings “Enforcement of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in or incorporated by the Rule 462(b) Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder

Maples and Calder

Encl

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